EXHIBIT 99.1


Genus Plans Private Placement of Common Stock

    SUNNYVALE,  Calif.,  April  9  /PRNewswire/  --  Genus,  Inc.  (Nasdaq:
GGNS)announced its intention to obtain financing through a private placement of its common stock and warrants. The shares are expected to be priced at the closing bid price of the company's common stock on the day prior to the execution of the financing. The company anticipates completing the transaction before the end of the second quarter. Genus plans to use the proceeds of the private placement for inventory, sales and support to address new customers, working capital and general corporate purposes.
    The securities offered in the private placement will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States without either being registered or being subject to an applicable exemption from registration requirements.

     SOURCE  Genus,  Inc.               -0-
04/09/2001


/CONTACT: Debra Scott of Genus, Inc., 408-747-7140 Ext. 1407, Dscott@genus.com; or Dave Richardson of Positio, 650-815-1006 Ext. 108, fax, 650-815-1095, for Genus, Inc.//Web site: http://www.genus.com/GGNS)


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